Exhibit 11.01

                       Statement Regarding Computation of
                               Net Loss per Share
                      (In thousands, except per share data)


                                                                         Years Ended June 30,
                                                                         --------------------

                                                                      1998        1997        1996
                                                                    --------    --------    --------
Net loss                                                            $ (2,913)   $(28,425)   $(18,328)
                                                                    ========    ========    ========

Weighted average common shares outstanding                            14,554      14,529      14,463
                                                                    ========    ========    ========

  Basic net loss per share (1)                                          (.20)   $  (1.96)   $  (1.27)
                                                                    ========    ========    ========

_________________
(1)    Basic and diluted net loss per share is the same.



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